Exhibit 99

                                 REVOCABLE PROXY
                               IBS Financial Corp.
                              The Operations Center
                               1909 East Route 70
                          Cherry Hill, New Jersey 08003

         This proxy is solicited on behalf of the Board of Directors of IBS Financial Corp. for the Special Meeting of Shareholders to be held on _________, 1998.


The undersigned shareholder of IBS Financial Corp. hereby appoints _____________________ and _________________________, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of IBS Financial Corp. held of record by the undersigned on ____________, 1998 at the Special Meeting of Stockholders (the "Special Meeting") to be held at _____ a.m., on ____________, 1998, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement-Prospectus and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.

                  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the proposals listed in Items 1 and 2.

         PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.

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The Board of  Directors  unanimously  recommends  a vote  "FOR"  each of the |X|
proposals in Items 1 and 2. Please mark your votes as indicated in this example.

1. Approval of the Agreement and Plan of Merger, dated as of March 31, 1998, by and among HUBCO, Inc., Hudson United Bank. IBS Financial Corp. and Inter-Boro Savings and Loan Association (the "Merger Agreement"), pursuant to which IBS Financial Corp. will merge with and into HUBCO, Inc.

                       FOR             AGAINST        ABSTAIN
                       |_|               |_|            |_|

2. To consider and vote upon a proposal, in the discretion of the Board of Directors of IBS Financial Corp., to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

                       FOR             AGAINST        ABSTAIN
                       |_|               |_|            |_|

I Will Attend the Special Meeting. |_|

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement for the Special Meeting.

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                                                                    Signature(s)

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                                                                    Signature(s)


Dated:________________________________,  1998


Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

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